CACI Reports Record Fiscal 2010 First Quarter Results

Diluted earnings per share increased 22.2 percent to $0.78
Revenue increased 12.9 percent to $739.5 million, driven by organic growth
Contract funding orders exceeded $1 billion
Annual guidance increased

Arlington, Va., October 28, 2009 – CACI International Inc (NYSE: CACI), a leading professional services and information technology solutions provider to the federal government, announced results today for its first fiscal quarter ended September 30, 2009.

We are pleased to report record net income of $23.9 million for the first quarter of Fiscal Year 2010 (FY10). This was a 21.8 percent increase over the same period last year and was driven by organic revenue growth of 11.8 percent, including strong performance in CACI’s defense and intelligence businesses.

Commenting on the company’s financial results, Paul Cofoni, CACI’s President and CEO, said, “Our organic growth occurred across all of our service offerings, validating our continued strategic focus on developing and delivering high-quality solutions for our customers in high priority areas that continue to be well-funded.  Funding orders, a strong predictor of near term revenue, were an all-time high, growing our funded backlog to a record level of nearly $2 billion.  Our United Kingdom operations also delivered good growth, primarily from strategic acquisitions that continue to expand our presence with U.K. government clients.”

First Quarter Results

(in millions except per-share data)	Q1, FY10	Q1, FY09	% Change
Revenue	$739.5	$654.8	12.9%
Operating income	$46.0	$41.3	11.4%
Net income	$23.9	$19.6	21.8%
Diluted earnings per share	$0.78	$0.64	22.2%

Operating income increased because of strong growth in both direct labor and other direct costs and decreased depreciation and amortization expense.  In addition to those factors, diluted earnings per share was favorably impacted by reduced net interest expense and a lower corporate tax rate.

Additional Financial Metrics

($ in millions, except per share data)	Q1, FY10	Q1, FY09	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$57.0	$53.3	6.8%
Diluted cash earnings per share, a non-GAAP measure	$1.20	$1.04	15.8%
Days sales outstanding	59	62

First Quarter Contract Funding Orders and Awards

•	Contract funding orders of $1.04 billion, a 10.5 percent increase over the first quarter of FY09. Funded backlog of $1.92 billion, a 16.0 percent increase over the first quarter of FY09.
•	A prime position on a five-year multiple award contract with a ceiling value of $494 million to provide support to the Joint Improvised Explosive Device Defeat Organization (JIEDDO).
•	Additional contract awards with an estimated value of $732 million including:
o
Awards on the Strategic Services Sourcing (S3) contract vehicle with the U.S. Army totaling $325 million.  Since March 2006, we have been awarded approximately $2.4 billion in task orders on this vehicle.

o	Approximately $96 million in previously unannounced awards from the Intelligence Community.
o	A $70 million award from the U.S. Navy to provide integrated logistics and engineering system support services to the Military Sealift Command.
•
A three-year contract award to our United Kingdom subsidiary by the Central Statistical Office of the Republic of Ireland to provide systems support to the 2011 Irish census.  This award adds to our existing capabilities to support individual country censuses across Europe.

First Quarter Appointments and Recognition

•	Gordon R. England, former Deputy Secretary of Defense, was appointed to the CACI Board of Directors.
•	Forbes magazine listed CACI as a top company in the Washington, D.C. area for its “Best Places to Begin a Career.”

CEO Commentary

Mr. Cofoni commented, “The need for the mission-critical services that CACI provides remains strong.  We will continue to focus on well-funded areas such as defense, intelligence, homeland security, cyber security, and IT modernization where we have competitive advantages and established customer relationships. And we will continue to identify and capitalize on new market opportunities for growth, both organically and through acquisitions.”

“We have added to our employee population as a result of the number and scale of our contract wins in this and previous quarters and the increased funding associated with those awards.  We expect to continue to build on our strong performance and are raising our Fiscal Year 2010 guidance. We reaffirm our commitment to delivering superior results for our shareholders,” he added.

CACI Increases its FY10 Guidance

We are increasing our FY10 guidance primarily as a result of stronger performance from our operations and a lower assumed effective corporate tax rate partially offset by variable compensation expense. The table below summarizes the guidance ranges for FY10:

(In millions except for earnings per share)	Current FY10 Guidance	Previous FY10 Guidance
Revenue	$2,950 - $3,050	$2,850-$2,950
Net income	$99.5 - $105.6	$97.8 - $103.9
Diluted earnings per share	$3.25 - $3.45	$3.20 - $3.40
Diluted weighted average shares	30.6	30.6

This guidance represents our views as of October 28, 2009.  Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Additional Information

Effective July 1, 2009, we implemented new accounting pronouncements governing the treatment of our convertible debt and the minority interest in a joint venture which we control.  The rules required retrospective application.  Attached to this release are tables showing our statements of operations for each quarterly period beginning from May 2007, the period in which we issued our convertible debt, and balance sheets as of the end of each of the last three fiscal years.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, October 29th, during which members of our senior management team will be making a brief presentation focusing on first quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-888-417-2254 and enter the confirmation code 2256924. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, October 29th, and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the professional services and IT solutions needed to prevail in today’s defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; cyber security; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. We add value to our clients’ operations, increase their skills and capabilities, and enhance their missions. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 12,700 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from a prolonged recession; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency or other government entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

###

Corporate Communications and Media:	Investor Relations:
Jody Brown, Executive Vice President, Public Relations	David Dragics, Senior Vice President, Investor Relations
(703) 841-7801, jbrown@caci.com	(866) 606-3471, ddragics@caci.com

(Financial Tables follow)

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended
	9/30/2009	9/30/2008
		As adjusted*	% Change
Revenue	$739,518	$654,760	12.9%
Costs of revenue
Direct costs	510,540	443,545	15.1%
Indirect costs and selling expenses	171,795	157,871	8.8%
Depreciation and amortization	11,155	12,026	-7.2%
Total costs of revenue	693,490	613,442	13.0%
Operating income	46,028	41,318	11.4%
Interest expense, net	7,262	8,054	-9.8%
Income before income taxes	38,766	33,264	16.5%
Income taxes	14,685	13,675	7.4%
Net income before noncontrolling
interest in earnings of joint venture	24,081	19,589	22.9%
Noncontrolling interest in earnings
of joint venture	(226)	(9)
Net income attributable to CACI	$23,855	$19,580	21.8%

Basic earnings per share	$0.79	$0.65	22.1%
Diluted earnings per share	$0.78	$0.64	22.2%

Weighted average shares used in per share computations:
Basic	30,034	30,103
Diluted	30,464	30,567

Statement of Operations Data (Unaudited)
	Quarter Ended
	9/30/2009	9/30/2008
		As adjusted*	% Change
Operating income margin	6.2%	6.3%
Tax rate	38.1%	41.1%
Net income margin	3.2%	3.0%

EBITDA**	$56,957	$53,335	6.8%
EBITDA margin	7.7%	8.1%

Cash net income**	$36,690	$31,802	15.4%
Diluted cash earnings per share	$1.20	$1.04	15.8%

*Certain balances for the period ended September 30, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.
**See Reconciliation of Net Income to Earnings before Interest, Taxes,
  Depreciation and Amortization and to Cash Net Income on page 9.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	9/30/2009	6/30/2009
		As adjusted*
ASSETS:
Current assets
Cash and cash equivalents	$199,840	$208,488
Accounts receivable, net	490,394	477,025
Prepaid expenses and other current assets	35,543	39,319
Total current assets	725,777	724,832

Goodwill and intangible assets, net	1,172,500	1,181,579
Property and equipment, net	44,798	30,923
Other long-term assets	73,382	68,745
Total assets	$2,016,457	$2,006,079

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$8,153	$9,464
Accounts payable	99,548	87,300
Accrued compensation and benefits	129,844	137,843
Other accrued expenses and current liabilities	96,127	83,297
Total current liabilities	333,672	317,904

Long-term debt, net of current portion	522,425	570,078
Other long-term liabilities	100,130	88,489
Total liabilities	956,227	976,471

Shareholders' equity	1,060,230	1,029,608
Total liabilities and shareholders' equity	$2,016,457	$2,006,079

*Certain balances as of June 30, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended
	9/30/2009	9/30/2008
		As adjusted*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before noncontrolling interest in earnings	$24,081	$19,589
of joint venture
Reconciliation of net income to net cash provided by
operating activities:
Depreciation and amortization	11,155	12,026
Non-cash interest expense	2,563	2,395
Amortization of deferred financing costs	745	560
Stock-based compensation expense	6,671	5,144
Provision for deferred income taxes	825	3,181
Changes in operating assets and liabilities,
net of effect of business acquisitions:
Accounts receivable, net	(12,965)	(9,857)
Prepaid expenses and other current assets	(6,969)	(1,339)
Accounts payable and accrued expenses	14,462	1,163
Accrued compensation and benefits	(10,574)	(21,151)
Income taxes receivable and payable	13,773	3,782
Other liabilities	7,148	155
Net cash provided by operating activities	50,915	15,648

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,241)	(2,347)
Purchase of business, net of cash acquired	(939)	-
Other	(579)	(644)
Net cash used in investing activities	(10,759)	(2,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under credit facilities	(51,371)	(887)
Proceeds from employee stock purchase plans	1,934	2,871
Proceeds from exercise of stock options	1,806	97
Purchases of common stock	(854)	(20,936)
Other	14	(1,156)
Net cash used in financing activities	(48,471)	(20,011)
Effect of exchange rate changes on cash and cash equivalents	(333)	(1,075)
Net decrease in cash and cash equivalents	(8,648)	(8,429)
Cash and cash equivalents, beginning of period	208,488	120,396
Cash and cash equivalents, end of period	$199,840	$111,967

*Certain balances for the period ended September 30, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2009		9/30/2008		$ Change	% Change
Department of Defense	$572,295	77.4%	$492,961	75.3%	$79,334	16.1%
Federal Civilian Agencies	132,947	18.0%	131,831	20.1%	1,116	0.8%
Commercial	29,059	3.9%	24,684	3.8%	4,375	17.7%
State and Local Governments	5,217	0.7%	5,284	0.8%	(67)	-1.3%
Total	$739,518	100.0%	$654,760	100.0%	$84,758	12.9%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2009		9/30/2008		$ Change	% Change
Time and materials	$352,246	47.6%	$324,101	49.5%	$28,145	8.7%
Cost reimbursable	241,047	32.6%	193,651	29.6%	47,396	24.5%
Fixed price	146,225	19.8%	137,008	20.9%	9,217	6.7%
Total	$739,518	100.0%	$654,760	100.0%	$84,758	12.9%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2009		9/30/2008		$ Change	% Change
Prime	$629,215	85.1%	$537,671	82.1%	$91,544	17.0%
Subcontractor	110,303	14.9%	117,089	17.9%	(6,786)	-5.8%
Total	$739,518	100.0%	$654,760	100.0%	$84,758	12.9%

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2009	9/30/2008	$ Change	% Change
Contract Funding Orders	$1,041,855	$943,122	$98,733	10.5%

Reconciliation of Total Revenue Growth and Organic Revenue Growth
(Unaudited)

We are presenting organic revenue growth to reflect the effect of acquisitions on total revenue growth.  Revenue generated from the date a business is acquired through the first anniversary of that date is considered acquired revenue growth.  All remaining revenue growth is considered organic.  We believe that this non-GAAP financial measure provides investors with useful information to evaluate the growth rate of our core business.  This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	9/30/2009	9/30/2008	% Change	9/30/2009	9/30/2008	% Change
Revenue, as reported	$739,518	$654,760	12.9%	$2,814,920	$2,521,717	11.6%
Less:
Acquired revenue	7,421	-		34,852	-
Organic revenue	$732,097	$654,760	11.8%	$2,780,068	$2,521,717	10.2%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Cash Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Cash Net Income and Diluted Cash Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance.   EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies.  We believe Cash Net Income is a significant driver of long-term value and is used by investors to measure our performance.  This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business.  EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization.  EBITDA margin is EBITDA divided by revenue.  Cash Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs and non-cash interest expense, net of related tax effects.  Diluted Cash Earnings Per Share is Cash Net Income divided by diluted weighted-average shares, as reported.  EBITDA and Cash Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies.  These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended
(dollars in thousands)		9/30/2008
	9/30/2009	As adjusted*	% Change
Net income attributable to CACI	$23,855	$19,580	21.8%
Plus:
Income taxes	14,685	13,675	7.4%
Interest expense, net	7,262	8,054	-9.8%
Depreciation and amortization	11,155	12,026	-7.2%
EBITDA	$56,957	$53,335	6.8%

	Quarter Ended
(dollars in thousands)		9/30/2008
	9/30/2009	As adjusted*	% Change
Revenue, as reported	$739,518	$654,760	12.9%
EBITDA	$56,957	$53,335	6.8%
EDITDA margin	7.7%	8.1%

	Quarter Ended
(dollars in thousands)		9/30/2008
	9/30/2009	As adjusted*	% Change
Net income attributable to CACI	$23,855	$19,580	21.8%
Plus:
Stock-based compensation	6,671	5,144	29.7%
Depreciation and amortization	11,155	12,026	-7.2%
Amortization of financing costs	745	560	33.0%
Non-cash interest expense	2,563	2,395	7.0%
Less:
Related tax effect	(8,299)	(7,903)	5.0%
Cash net income	$36,690	$31,802	15.4%

	Quarter Ended
(shares in thousands)		9/30/2008
	9/30/2009	As adjusted*	% Change
Diluted weighted average shares,
as reported	30,464	30,567
Diluted earnings per share, as reported	$0.78	$0.64	22.2%
Diluted cash earnings per share	$1.20	$1.04	15.8%

*Certain balances for the period ended September 30, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

CACI International Inc
Consolidated Statements of Operations as Adjusted for
the Retroactive Adoption of Changes to Accounting for Convertible Debt and Minority Interest (unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended:

	6/30/2007	9/30/2007	12/31/2007	3/31/2008	6/30/2008

Revenue	$520,385	$553,580	$577,784	$634,157	$655,016
Costs of revenue
Direct costs	347,798	372,398	386,427	424,946	441,820
Indirect costs and selling expenses	124,877	135,757	140,735	153,406	154,702
Depreciation and amortization	9,836	10,746	12,309	12,334	12,128
Total costs of revenue	482,511	518,901	539,471	590,686	608,650
Operating income	37,874	34,679	38,313	43,471	46,366
Interest expense, net	5,105	7,308	8,835	9,022	8,431
Income before income taxes	32,769	27,371	29,478	34,449	37,935
Income taxes	12,559	10,386	11,523	13,547	15,367
Net income before noncontrolling interest
in earnings of joint venture	20,210	16,985	17,955	20,902	22,568
Noncontrolling interest in (earnings) loss
of joint venture	(20)	(6)	(97)	28	(400)
Net income attributable to CACI	$20,190	$16,979	$17,858	$20,930	$22,168

Basic earnings per share	$0.66	$0.57	$0.59	$0.70	$0.74
Diluted earnings per share	$0.65	$0.56	$0.58	$0.68	$0.72

Weighted average shares used in per share computations:
Basic	30,414	29,993	30,033	30,076	30,133
Diluted	30,896	30,518	30,580	30,587	30,740

	Quarter Ended:

	9/30/2008	12/31/2008	3/31/2009	6/30/2009

Revenue	$654,760	$672,507	$673,994	$728,901
Costs of revenue
Direct costs	443,545	461,488	461,757	505,094
Indirect costs and selling expenses	157,871	153,981	155,445	160,275
Depreciation and amortization	12,026	11,789	11,818	10,959
Total costs of revenue	613,442	627,258	629,020	676,328
Income from operations	41,318	45,249	44,974	52,573
Interest expense, net	8,054	8,107	7,538	7,427
Income before income taxes	33,264	37,142	37,436	45,146
Income taxes	13,675	16,110	15,356	17,430
Net income before noncontrolling interest
in earnings of joint venture	19,589	21,032	22,080	27,716
Noncontrolling interest in earnings
of joint venture	(9)	(370)	(108)	(232)
Net income attributable to CACI	$19,580	$20,662	$21,972	$27,484

Basic earnings per share	$0.65	$0.69	$0.73	$0.92
Diluted earnings per share	$0.64	$0.68	$0.72	$0.91

Weighted average shares used in per share computations:
Basic	30,103	29,895	29,939	29,965
Diluted	30,567	30,362	30,410	30,369

CACI International Inc
Consolidated Balance Sheets as Adjusted for
the Retroactive Adoption of Changes to Accounting for Convertible Debt and Minority Interest (unaudited)
(Amounts in thousands)

	Balance Sheet as of June 30:

	2007	2008	2009
ASSETS:
Current assets:
Cash and cash equivalents	$285,682	$120,396	$208,488
Accounts receivable, net	386,150	441,732	477,025
Deferred income taxes	14,980	16,776	18,191
Prepaid expenses and other current assets	22,191	23,921	21,128
Total current assets	709,003	602,825	724,832

Goodwill	848,820	1,067,472	1,083,750
Intangible assets, net	113,270	126,028	97,829
Property and equipment, net	22,695	25,361	30,923
Supplemental retirement savings plan assets	40,544	41,759	40,791
Accounts receivable, long-term, net	10,657	8,782	8,677
Other long-term assets	24,145	19,995	19,277
Total assets	$1,769,134	$1,892,222	$2,006,079

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Current portion of long-term debt	$7,643	$3,549	$9,464
Accounts payable	59,827	74,175	87,300
Accrued compensation and benefits	96,978	126,649	137,843
Other accrued expenses and current liabilities	130,573	85,897	83,297
Total current liabilities	295,021	290,270	317,904

Long-term debt, net of current portion	558,754	571,216	570,078
Supplemental retirement savings plan obligations,
net of current portion	37,808	41,740	40,298
Deferred income taxes	8,794	18,203	29,266
Other long-term obligations	8,815	11,727	18,925

Total liabilities	909,192	933,156	976,471

Shareholders' equity:
Preferred stock	-	-	-
Common stock	3,875	3,895	3,909
Additional paid-in capital	393,417	416,337	425,993
Retained earnings	520,599	598,064	687,762
Accumulated other comprehensive income (loss)	8,605	6,768	(3,248)
Noncontrolling interest in joint venture	520	994	1,875
Treasury stock, at cost	(67,074)	(66,992)	(86,683)

Total shareholders' equity	859,942	959,066	1,029,608

Total liabilities and shareholders' equity	$1,769,134	$1,892,222	$2,006,079